                                                       Exhibit 10.1


                               $125,000,000

                             CREDIT AGREEMENT

                                   AMONG

                         OHIO CASUALTY CORPORATION

                               as Borrower,

                         THE LENDERS NAMED HEREIN,


                    LASALLE BANK NATIONAL ASSOCIATION,

                                 as Agent,

                    LASALLE BANK NATIONAL ASSOCIATION,

                            as Sole Bookrunner,


                   LASALLE BANK NATIONAL ASSOCIATION and
                      BANC OF AMERICA SECURITIES LLC

                         as Joint Lead Arrangers,

                                    and

                          BANK OF AMERICA, N.A.,

                           as Syndication Agent



                                DATED AS OF


                             February 16, 2006

                             TABLE OF CONTENTS
                             -----------------
                                                                  Page
                                                                  ----
ARTICLE I  DEFINITIONS AND RELATED MATTERS                           1
   1.1.  DEFINITIONS                                                 1
   1.2.  MISCELLANEOUS PROVISIONS                                   15

ARTICLE II  THE CREDITS                                             15
   2.1.  COMMITMENT                                                 15
   2.2.  REQUIRED PAYMENTS; TERMINATION                             16
   2.3.  RATABLE LOANS                                              17
   2.4.  TYPES OF ADVANCES                                          17
   2.5.  NON-USE FEE; REDUCTIONS IN AGGREGATE COMMITMENT            17
   2.6.  MINIMUM AMOUNT OF EACH ADVANCE                             17
   2.7.  OPTIONAL PRINCIPAL PAYMENTS                                17
   2.8.  [INTENTIONALLY OMITTED.]                                   17
   2.9.  METHOD OF SELECTING TYPES AND INTEREST PERIODS
          FOR NEW ADVANCES                                          17
   2.10. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES        18
   2.11. INTEREST RATES AND CHANGES IN RATES, ETC                   18
   2.12. RATES APPLICABLE AFTER DEFAULT                             19
   2.13. METHOD OF PAYMENT                                          19
   2.14. EVIDENCE OF INDEBTEDNESS.                                  19
   2.15. TELEPHONIC NOTICES                                         20
   2.16. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS             20
   2.17. NOTIFICATION OF ADVANCES, INTEREST RATES,
          PREPAYMENTS AND COMMITMENT REDUCTIONS                     20
   2.18. LENDING INSTALLATIONS                                      21
   2.19. NON-RECEIPT OF FUNDS BY THE AGENT                          21
   2.20. LETTER OF CREDIT PROCEDURES                                21

ARTICLE III  YIELD PROTECTION AND TAXES                             26
   3.1.  YIELD PROTECTION                                           26
   3.2.  CHANGES IN CAPITAL ADEQUACY REGULATIONS                    27
   3.3.  AVAILABILITY OF TYPES OF ADVANCES                          27
   3.4.  FUNDING INDEMNIFICATION                                    27
   3.5.  TAXES                                                      28
   3.6.  LENDER STATEMENTS; SURVIVAL OF INDEMNITY                   29
   3.7.  SUBSTITUTION OF LENDER                                     30

ARTICLE IV  CONDITIONS PRECEDENT                                    30
   4.1.  EFFECTIVENESS                                              30
   4.2.  EACH ADVANCE                                               32

ARTICLE V  REPRESENTATIONS AND WARRANTIES                           33
   5.1.  EXISTENCE AND STANDING                                     33
   5.2.  AUTHORIZATION AND VALIDITY                                 33
   5.3.  NO CONFLICT; GOVERNMENT CONSENT                            33
   5.4.  FINANCIAL STATEMENTS                                       33
   5.5.  MATERIAL ADVERSE CHANGE                                    34
   5.6.  TAXES                                                      34
   5.7.  LITIGATION AND CONTINGENT OBLIGATIONS                      34

                                                                  Page
                                                                  ----

   5.8.  SUBSIDIARIES                                               34
   5.9.  ERISA                                                      35
   5.10. ACCURACY OF INFORMATION                                    35
   5.11. FEDERAL RESERVE REGULATIONS                                35
   5.12. MATERIAL AGREEMENTS                                        35
   5.13. COMPLIANCE WITH LAWS                                       35
   5.14. [INTENTIONALLY OMITTED]                                    35
   5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS                       35
   5.16. ENVIRONMENTAL MATTERS                                      36
   5.17. INVESTMENT COMPANY ACT                                     36
   5.18. PUBLIC UTILITY HOLDING COMPANY ACT                         36
   5.19. INSURANCE                                                  36
   5.20. [INTENTIONALLY OMITTED]                                    36
   5.21. INSURANCE LICENSES                                         36
   5.22. REINSURANCE                                                36
   5.23. RESERVES                                                   37
   5.24. OCIC CAPITAL AND SURPLUS                                   37
   5.25. DEFAULTS                                                   37
   5.26. CERTAIN FEES                                               37
   5.27. INDEBTEDNESS                                               37
   5.28. DIVIDENDS                                                  37

ARTICLE VI  COVENANTS                                               38
   6.1.  FINANCIAL REPORTING                                        38
   6.2.  USE OF PROCEEDS                                            40
   6.3.  NOTICE OF DEFAULT                                          40
   6.4.  CONDUCT OF BUSINESS                                        40
   6.5.  TAXES                                                      41
   6.6.  INSURANCE                                                  41
   6.7.  COMPLIANCE WITH LAWS                                       41
   6.8.  MAINTENANCE OF PROPERTIES                                  41
   6.9.  INSPECTION                                                 41
   6.10. DIVIDENDS, ETC.                                            42
   6.11. INDEBTEDNESS                                               42
   6.12. MERGER                                                     43
   6.13. [INTENTIONALLY OMITTED].                                   43
   6.14. INVESTMENTS                                                43
   6.15. ACQUISITIONS                                               43
   6.16. LIENS                                                      44
   6.17. AFFILIATES                                                 46
   6.18. OTHER INDEBTEDNESS                                         46
   6.19. CONTINGENT OBLIGATIONS                                     47
   6.20. FINANCIAL COVENANTS.                                       47
   6.21. REINSURANCE                                                47
   6.22. ERISA COMPLIANCE                                           47
   6.23. ENVIRONMENTAL MATTERS                                      48
   6.24. CHANGE IN CORPORATE STRUCTURE; FISCAL YEAR                 48
   6.25. INCONSISTENT AGREEMENTS                                    48

ARTICLE VII  DEFAULTS                                               48

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES        50
   8.1.  ACCELERATION                                               50

                                                                  Page
                                                                  ----

   8.2.  AMENDMENTS                                                 51
   8.3.  PRESERVATION OF RIGHTS                                     52

ARTICLE IX  GENERAL PROVISIONS                                      52
   9.1.  SURVIVAL OF REPRESENTATIONS                                52
   9.2.  GOVERNMENTAL REGULATION                                    53
   9.3.  HEADINGS                                                   53
   9.4.  ENTIRE AGREEMENT                                           53
   9.5.  SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT            53
   9.6.  EXPENSES; INDEMNIFICATION                                  53
   9.7.  NUMBER OF DOCUMENTS                                        54
   9.8.  ACCOUNTING                                                 54
   9.9.  SEVERABILITY OF PROVISIONS                                 54
   9.10. NONLIABILITY OF LENDERS                                    54
   9.11. CONFIDENTIALITY                                            55
   9.12. NONRELIANCE                                                56
   9.13. DISCLOSURE                                                 56
   9.14. CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE           56

ARTICLE X  THE AGENT                                                56
  10.1.  APPOINTMENT; NATURE OF RELATIONSHIP                        56
  10.2.  POWERS                                                     57
  10.3.  GENERAL IMMUNITY                                           57
  10.4.  NO RESPONSIBILITY FOR LOANS, RECITALS, ETC                 57
  10.5.  ACTION ON INSTRUCTIONS OF LENDERS                          57
  10.6.  EMPLOYMENT OF AGENTS AND COUNSEL                           58
  10.7.  RELIANCE ON DOCUMENTS; COUNSEL                             58
  10.8.  AGENT'S REIMBURSEMENT AND INDEMNIFICATION                  58
  10.9.  NOTICE OF DEFAULT                                          58
  10.10. RIGHTS AS A LENDER                                         58
  10.11. LENDER CREDIT DECISION                                     59
  10.12. SUCCESSOR AGENT                                            59
  10.13. AGENT'S FEE                                                60
  10.14. DELEGATION TO AFFILIATES                                   60
  10.15. ISSUING LENDER                                             60

ARTICLE XI  SETOFF; RATABLE PAYMENTS                                60
  11.1.  SETOFF                                                     60
  11.2.  RATABLE PAYMENTS                                           60

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS      61
  12.1.  SUCCESSORS AND ASSIGNS                                     61
  12.2.  PARTICIPATIONS.                                            61
  12.3.  ASSIGNMENTS.                                               62
  12.4.  DISSEMINATION OF INFORMATION                               63
  12.5.  TAX TREATMENT                                              63

ARTICLE XIII  NOTICES                                               63
  13.1.  NOTICES                                                    63
  13.2.  CHANGE OF ADDRESS                                          64

ARTICLE XIV  COUNTERPARTS                                           64

                                                                  Page
                                                                  ----


ARTICLE XV  CHOICE OF LAW; CONSENT TO JURISDICTION;
  WAIVER OF JURY TRIAL                                              64
  15.1.  CHOICE OF LAW                                              64
  15.2.  FORUM SELECTION AND CONSENT TO JURISDICTION                64
  15.3.  WAIVER OF JURY TRIAL                                       65

EXHIBITS
--------
EXHIBIT A      -   FORM OF COMPLIANCE CERTIFICATE
EXHIBIT B      -   FORM OF ASSIGNMENT AGREEMENT
EXHIBIT C      -   FORM OF REVOLVING NOTE
EXHIBIT D      -   FORM OF L/C APPLICATION


SCHEDULES
---------

SCHEDULE 2.15  -   LIST OF AUTHORIZED PERSONS
SCHEDULE 5.3   -   CONSENTS
SCHEDULE 5.7   -   LITIGATION
SCHEDULE 5.8   -   SUBSIDIARIES
SCHEDULE 5.21  -   INSURANCE LICENSES
SCHEDULE 5.22  -   REINSURANCE
SCHEDULE 5.23  -   RESERVES
SCHEDULE 5.27  -   INDEBTEDNESS
SCHEDULE 6.16  -   LIENS
SCHEDULE 6.17  -   AFFILIATES
SCHEDULE 6.19  -   CONTINGENT OBLIGATIONS

                             CREDIT AGREEMENT

     This Credit Agreement, dated as of February 16, 2006, is among Ohio Casualty Corporation, an Ohio corporation ("Borrower"), the Lenders, LaSalle Bank National Association ("LaSalle"), as Agent, Joint Lead Arranger and Sole Bookrunner, Banc of America Securities LLC, as Joint Lead Arranger and Bank of America, N.A. as Syndication Agent.

                             R E C I T A L S:

     WHEREAS, the Lenders have agreed to make available to Borrower a revolving credit facility, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE I
                      DEFINITIONS AND RELATED MATTERS
                      -------------------------------

     1.1. Definitions.  As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through the purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to Borrower of the same Type and, in the case of LIBOR Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. Notwithstanding anything to the contrary contained herein, "Affiliate" when used in connection with Borrower or its Subsidiaries shall not include any regulatory Person.

     "Affected Lender" is defined in Section 3.7.

     "Agent" means LaSalle in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this Credit Agreement, as it may be amended, amended and restated, supplemented or otherwise modified and in effect from time to time.

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Applicable Margin" means, for any day, the percentage per annum set forth below opposite the level (the "Level") then in effect based on Borrower's then applicable Senior Unsecured Debt Rating, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "LIBOR Margin," (ii) the Non-Use Fee Rate shall be the percentage set forth under the column "Non-Use Fee Rate" and (iii) the L/C Fee Rate shall be the percentage set forth under the column "L/C Fee Rate":


                                        LIBOR      Non-Use     L/C Fee
Level  Senior Unsecured Debt Rating     Margin     Fee Rate      Rate
-----  ----------------------------     ------     --------      ----
I      > A- or A3                       0.450%      .080%       0.450%
II     BBB+ or Baa1                     0.500%      .100%       0.500%
III    BBB or Baa2                      0.625%      .125%       0.625%
IV     BBB- or Baa3                     0.750%      .150%       0.750%
V      Below BBB- or Baa3               1.000%      .175%       1.000%


For purposes of the foregoing, (a) if none of the Ratings Agencies shall have in effect a Senior Unsecured Debt Rating, the Applicable Margin will be set in accordance with Level V; (b) if only one of the Ratings Agencies shall have in effect a Senior Unsecured Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (c) if only two of the Ratings Agencies shall have in effect a Senior Unsecured Debt Rating and such ratings fall within different levels, the Applicable Margin shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if the ratings established by the Ratings Agencies shall fall within three different levels, then the Applicable Margin shall be determined by reference to the middle level of such three different levels; (e) if the ratings established by the Ratings Agencies shall fall within different levels and two of the ratings fall within the same level (the "Majority Level"), and the third rating is in a different level, then the Applicable Margin shall be determined by reference to the Majority Level; and (f) if any rating established by the Ratings Agencies shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" of a Person means the president, any executive vice president or senior vice president or the chief financial officer or treasurer or controller of such Person, acting singly.

     "Base Rate" means at any time the greater of (a) the Federal Funds Rate plus 0.5% or (b) the Prime Rate.

     "Base Rate Advance" means an Advance which bears interest at the  Base
Rate.

     "Base Rate Loan" means any Loan which bears interest at or by reference to the Base Rate.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago or New York for the conduct of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Collateralize" means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

     "Change" is defined in Section 3.2.

     "Change  in  Control" means, with respect to Borrower, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect from time to time) of shares of capital stock representing more than 50% of the aggregate ordinary voting power for the election of directors of the issued and outstanding capital stock of Borrower.

     "Closing Transactions" is defined Section 4.1(d).

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans (including the issuance of Letters of Credit hereunder and the purchase of participations in Letters of Credit hereunder) not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Indebtedness" means, at any time, the Indebtedness of Borrower and its Subsidiaries, calculated on a consolidated basis as of such time, that consists of Indebtedness for borrowed money to any Lender or any other financial institution including, without limitation, all Indebtedness shown as "Notes Payable" on the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to
Section 6.1(a) or (b).

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, after appropriate deduction for any minority interests in Subsidiaries, excluding changes in unrealized gain/loss on investment assets held for sale after December 31, 2004 pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115 and changes in other accumulated comprehensive income after December 31, 2004 pursuant to SFAS No. 133.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of Borrower if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which Borrower is a member for state income tax purposes.

     "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person so as to enable another Person to incur or otherwise pay any indebtedness or other obligations, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, but excluding Contingent Obligations in respect of (a) insurance and reinsurance policies and guarantees in respect thereof issued in the ordinary course of business, (b) licensing guarantees and (c) endorsement for collection or deposit in the ordinary course of business.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses
(whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under
Section 414 of the Code.

     "Default" means an event described in Article VII.

     "Default Rate" has the meaning set forth in Section 2.12.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America (including any Federal, state or local equivalents) or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation, the Agent, or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder (a) taxes imposed on its overall net income, and franchise taxes imposed on it by any relevant Governmental Authority in a jurisdiction in which such Lender or applicable Lending Installation, the Agent, or any other such recipient is subject to tax as a result of a present or former connection between such Person and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced its rights under, this Agreement or any other Loan Document), (b) any branch profit taxes imposed by the United States of America or similar tax imposed by any other jurisdiction in which Borrower is located, (c) any withholding tax that is imposed on amounts payable to such Person at the time such Person becomes a party to this Agreement (or designates a new Lending Installation pursuant to Section 2.18), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new

Lending Installation (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Sections 3.5(a) or (b) and (d) is attributable to such Person's failure to comply with Sections 3.5(d) or (e) or any Taxes imposed as a result of such Person's gross negligence or willful misconduct.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Facility" means that certain Credit Agreement, dated as of July 31, 2002, among Borrower, LaSalle and the other lenders a party thereto, as amended February 25, 2005.

     "Existing Reinsurance Agreements" is defined in Section 5.22.

     "Facility Termination Date" means March 16, 2011.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent. The Agent's determination of such rate shall be binding and conclusive absent manifest error.

     "Fee Letter" means, collectively, (a) the fee letter agreement referred to in Section 10.13 between Borrower and the Agent, for its own account, and, (b) one or more fee letter agreements between Borrower and the Agent, for the account of the Lenders, covering fees agreed to between Borrower and the Agent.

     "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal   Year"  means  the  twelve-month  accounting  period   ending
December 31 of each year.

     "Fitch" means Fitch Ratings and any successor thereto that is a nationally recognized ratings agency.

     "GAAP" shall mean generally accepted accounting principles in the United States of America.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any board of insurance, insurance department or insurance commission and any taxing authority or political subdivision) or any instrumentality or officer thereof (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(c) obligations, whether or not assumed, secured by Liens, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, (h) Off-Balance Sheet Liabilities (excluding Operating Leases) and
(i) Net Mark-to-Market Exposure of Rate Hedging Agreements and other Financial Contracts; all of which obligations in subsections (a) through
(i) hereof are in accordance with GAAP or SAP, as applicable, and all of which obligations in subsections (a) through (g) and (i) hereof would be required to be shown as a liability on the consolidated balance sheet of such Person. Indebtedness shall not include trade payables or accrued expenses incurred in the ordinary course of business or obligations with respect to Policies, including payables under insurance contracts and reinsurance payables.

     "Initial Closing Date" means February 16, 2006.

     "Insurance Subsidiary" means any Subsidiary which is a regulated insurance company.

     "Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Interest Rate" means either the LIBOR Rate or the Base Rate.

     "Investment" of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) any capital stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (c) any deposit accounts and certificates of deposit owned by such Person; (d) any structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person; and (e) any other investments permitted under the Insurance Subsidiary's domiciliary state's investment code.

     "ISP"  means  the  International  Standby  Practices  issued  by   the
Institute for International Banking Law & Practice, Inc.

       "Issuing Lender" means LaSalle, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of LaSalle that may from time to time issue Letters of Credit hereunder, and their successors and assigns in such capacity.

     "L/C  Application" means, with respect to any request for the issuance
of   a   Letter  of  Credit  hereunder,  a  letter  of  credit  application substantially in the form attached hereto as Exhibit D attached hereto.

     "L/C Fee Rate" - see the definition of "Applicable Margin".

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage  Ratio" means, as of any date of calculation, the  ratio  of
(a) Consolidated Indebtedness outstanding on such date to (b) Consolidated Total Capitalization on such date.

     "LIBOR  Advance"  means  an  Advance  which  bears  interest  at   the
applicable LIBOR Rate.

     "LIBOR Base Rate" means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation  D),  such rate to
remain fixed for such Interest  Period.   The Agent's  determination  of
the  LIBOR Rate  shall  be  conclusive,  absent manifest error.

     "LIBOR Loan" means a Loan which bears interest at the applicable LIBOR
Rate.

     "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (a) LIBOR Base Rate applicable to such Interest Period, plus (b) the Applicable Margin.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, deposit arrangement, encumbrance, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof) in the form of a Revolving Loan.

     "Loans" mean the Revolving Loans.

     "Loan  Documents" means this Agreement, any Notes issued  pursuant  to
Section 2.14, any Fee Letter and any other documents and agreements contemplated by Letters of Credit issued hereunder which are executed by Borrower in favor of the Issuing Lender.

     "Margin Stock" means the term "margin stock" as defined in Regulation U (12 CFR 221).

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise) or operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its material obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Material Insurance Subsidiary" means OCIC and any future Insurance Subsidiary that is not owned by OCIC with a Statutory Capital and Surplus of greater than $200,000,000.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements and other Financial Contracts. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming the Rate Hedging Agreement or Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement or Financial Contract as of the date of determination (assuming such Rate Hedging Agreement or Financial Contract were to be terminated as of that date).

     "Non-U.S. Lender" is defined in Section 3.5(d).

     "Non-Use Fee Rate" - see the definition of Applicable Margin.

     "Notes"  mean,  collectively, the Revolving Notes issued  pursuant  to
Section 2.14(d).

     "Notice of Assignment" is defined in Section 12.3.1.

     "Obligations" mean all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other amounts payable by Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents, including, without limitation, all reimbursement obligations with respect to any Letters of Credit issued hereunder, and any Rate Hedging Obligations or foreign exchange contracts of Borrower owing to the Agent or any Lender executed to hedge the interest rate obligations of Borrower under this Agreement.

     "OCIC" means The Ohio Casualty Insurance Company, an Ohio corporation.

     "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or
(c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding, in each case, Operating Leases and Sale and Leaseback Transactions.

     "Operating Lease" means any lease or other agreement conveying the right to use of any Property by Borrower or any Subsidiary, as lessee, other than any Capitalized Lease.

     "Other Taxes" is defined in Section 3.5(b).

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each calendar month.

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,  or   any
successor thereto.

     "Permitted Liens" means Liens described in Section 6.16.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

     "Policies" means all insurance and reinsurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contacts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by an Insurance Company and any coinsurance agreements entered into or to be entered into by an Insurance Company.

     "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Agent as its prime rate (whether or not such rate is actually charged by the Agent), which is not intended to be the Agent's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Agent shall not be obligated to give notice of any change in the Prime Rate.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, as to any Lender, (a) at any time at which the Aggregate Commitment remains outstanding, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's Revolving Outstandings divided by the aggregate principal amount of the Revolving Outstandings of all of the Lenders.

     "Purchasers" is defined in Section 12.3.1.

     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Ratings Agencies" shall mean each of Fitch, Moody's and S&P.

     "RBC Ratio" means the ratio of (a) Total Adjusted Capital (as defined in the Risk Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the Company Action Level RBC (as defined in the Risk Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto).

     "Register" is defined in Section 2.14(b).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Replacement Lender" is defined in Section 3.7.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6(a).

     "Required Lenders" means, at any time, Lenders in the aggregate holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of Revolving Outstandings and all unused Commitments.

     "Revolving Loan" is defined in Section 2.1(a).

     "Revolving Note" is defined in Section 2.14(d).

     "Revolving Outstandings" means, at any time, the sum of (a) the aggregate principal amount of all outstanding Loans, plus (b) the Stated Amount of all Letters of Credit.

     "Risk Based Capital Act" means the Risk-Based Capital for Insurers Model Act (RBC), as adopted by an Insurance Subsidiary's domiciliary state, and regulations promulgated thereunder, as amended from time to time.

     "Risk Based Capital Guidelines" is defined in Section 3.2.

     "S&P" means Standard and Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Sale and Leaseback Transaction" means any sale of Property by any Person with the intent to lease such Property as lessee.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person in effect from time to time.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Senior Unsecured Debt Rating" means the senior unsecured debt rating that has been most recently announced by any of Fitch, Moody's or S&P, as the case may be, for senior unsecured debt issued by Borrower.

     "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

     "Stated Amount" means, with respect to any Letter of Credit issued hereunder at any date of determination, (a) the maximum aggregate amount available for drawing thereunder plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     "Statutory Capital and Surplus" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Column 1, Line 32 of the 2004 Annual Statement).

     "Subordinated Indebtedness" shall mean unsecured Indebtedness of Borrower or any of its Subsidiaries with covenants and events of default that, when taken as a whole, are no more restrictive than the covenants and events of default contained in this Agreement (as determined in the good faith business judgment of an authorized officer of Borrower) and that is subordinated in right of payment to the Obligations.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Base Rate Advance or a LIBOR Advance.

     "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

     "UCP" means the International Chamber of Commerce.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all accumulated plan benefits, as measured under FAS 35, exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of Borrower and (c) Ohio Casualty of New Jersey, Inc. so long as Borrower owns not less than 99% of the outstanding voting securities of such entity.

     1.2. Miscellaneous Provisions.

          (a)  The foregoing definitions shall be equally applicable to both
the singular  and  plural  forms of the defined terms.   References  herein
to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. References herein to the Risk Based Capital Act shall be deemed to be references to such act as in effect on the date of this Agreement; provided, that the Agent, the Lenders and Borrower agree to make mutually acceptable modifications hereto upon any modification to such act so as to equitably reflect such modifications in order that the criteria for evaluating the Insurance Subsidiaries will be the same after such modifications as if such modifications had not occurred. Each accounting term used herein which is not otherwise defined herein shall be defined in accordance with GAAP unless otherwise specified.

(b) In the event that any change in GAAP, SAP and/or any law or regulation occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in order that the criteria for evaluating Borrower's financial condition will be the same after such changes as if such changes had not occurred.

                                ARTICLE II
                                THE CREDITS
                                -----------
     2.1. Commitment.

          (a) From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans (each such Loan, a "Revolving Loan") to Borrower from time to time in amounts which shall not exceed in the aggregate at any one time outstanding the amount of its
Commitment.   Subject to the terms of this Agreement, Borrower may  borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

(b)  Borrower hereby agrees that if at any time, as a result of reductions in the Aggregate Commitment, the Revolving Outstandings exceed the
Aggregate Commitment, Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.
          (c) At Borrower's option, so long as no Default exists, the Aggregate Commitment may be increased by an amount not to exceed $50,000,000, subject to LaSalle's ability, on a best efforts basis, to fully syndicate such requested increase. Any Lender's participation in any such increase shall be  at such Lender's sole and absolute discretion and shall be subject,  in each case, to such additional documentation as Agent and each Lender participating in any such increase shall reasonably request; provided, that no Lender shall be obligated to participate in any increase unless such Lender consents in writing to such increase; and, provided, further, that Borrower, LaSalle and Agent may invite additional Persons to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Agent and Borrower. Each Lender shall notify the Agent within the time period requested by Agent or LaSalle whether or not it agrees to increase its Commitment, and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such requested time period shall be deemed to have declined  to  increase  its  Commitment and  no  further  consent  of  such
declining   Lender  shall  be  required  with  respect  to   the   increase
contemplated by this Section 2.1(c). Any arrangement fees to be paid in connection with any such increase shall be mutually acceptable to Agent, LaSalle and Borrower.

          (d) Subject to Section 2.20, the Issuing Lender agrees to issue Letters of Credit at the request of and for the account of Borrower (including, upon the making of all necessary filings with the appropriate Governmental Authority, or any subdivision thereof, and the receipt of all necessary approvals, consents or authorizations of the appropriate Governmental Authority, or any subdivision thereof, Letters of Credit for the benefit of its Subsidiaries) from time to time before the Facility Termination Date and, as more fully set forth in Section 2.20, each Lender agrees to purchase a participation in each such Letter of
Credit; provided, that  the Revolving   Outstandings  shall  not  at  any
time exceed the Aggregate Commitment. Notwithstanding anything to the contrary contained in any Loan Document, it is agreed that, to the extent that a Letter of Credit is used for reinsurance purposes, such Letter of Credit will be required to comply with the requirements and/or guidelines set forth by the applicable insurance Governmental Authority in the domiciliary state of the account party for Letters of Credit used for reinsurance purposes.

     2.2. Required Payments; Termination.
Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

     2.3. Ratable Loans.
Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to their respective Pro Rata Share of the Aggregate Commitment.

     2.4. Types of Advances.
The Advances may be Base Rate Advances or LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.9 and 2.10.

     2.5. Non-Use Fee; Reductions in Aggregate Commitment.
Borrower agrees to pay to the Agent for the account of each Lender a non-use fee at a per annum rate equal to the Non-Use Fee Rate times such Lender's Pro Rata Share (as adjusted from time to time) of the daily average of the unused amount of the Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on the last day of each calendar quarter and on the Facility Termination Date. For purposes of calculating usage hereunder for any particular day, the Aggregate Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans and Letters of Credits issued hereunder on such day. Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof) upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued non-use fees shall be payable on the effective date of any termination or reduction of the obligations of the Lenders to make Loans hereunder.

     2.6. Minimum Amount of Each Advance.
Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); provided, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.7. Optional Principal Payments.
Borrower may from time to time pay, without penalty or premium, all outstanding Advances or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, (i) any portion of the outstanding Advances constituting LIBOR Advances (a) at the end of the then applicable Interest Period upon three (3) Business Days' prior notice to the Agent, or (b) in the case of any date which is not the last day of the applicable Interest Period, any portion of the outstanding Advances constituting LIBOR Advances upon three (3) Business Days' prior notice to the Agent, subject to the payment of any funding indemnification amounts required by Section 3.4 but otherwise without penalty or premium, and (b) any portion of any outstanding Advances constituting Base Rate Advances upon prior notice to the Agent not later than 10:00 a.m. (Chicago time) on the date of such payment.

     2.8. [Intentionally Omitted.]

     2.9. Method of Selecting Types and Interest Periods for New Advances. Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable thereto from time to time. Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each

Base Rate Advance and three (3) Business Days before the Borrowing Date for each LIBOR Advance, specifying:

     (a)  the Borrowing Date, which shall be a Business Day, of such Advance,

     (b)  the aggregate amount of such Advance,

     (c)  the Type of Advance selected, and

     (d) in the case of each LIBOR Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to
Article XIII. The Agent will make the funds so received from the Lenders available to Borrower at the Agent's aforesaid address.

     2.10.     Conversion and Continuation of Outstanding Advances.
Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into LIBOR Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.7. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Base Rate Advance unless (x) such LIBOR Advance is or was repaid in accordance with Section 2.7 or (y) Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another Interest Period. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or any part of a Base Rate Advance into a LIBOR Advance. Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Base Rate Advance into a LIBOR Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

    (a) the requested date of such conversion or continuation, which shall be a Business Day,

    (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

    (c) the amount of such Advance which is to be converted into or continued as a LIBOR Advance and the duration of the Interest Period applicable thereto.

     2.11.     Interest Rates and Changes in Rates, etc.
Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a LIBOR Advance into a Base Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a LIBOR Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Prime Rate. Each LIBOR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such LIBOR Advance based upon Borrower's selections under Section 2.9 and
2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12.     Rates Applicable After Default.
Notwithstanding anything to the contrary contained in Section  2.9 or 2.10, during the continuance of a Default, the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of
Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Loan shall bear interest at a higher rate which is two percentage points (2.00%) per annum above the Interest Rate then in effect hereunder (the "Default Rate"); provided, that during the continuance of a Default under Section 7.6 or 7.7, the higher rate set forth above shall be applicable to all Loans without any election or action on the part of the Agent or any Lender.

     2.13.     Method of Payment.
All  payments of the Obligations hereunder shall be made,  without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the
Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of Borrower maintained with Agent for each payment of principal, interest and fees payable thereby as it becomes due hereunder.

     2.14.     Evidence of Indebtedness.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b)  The Agent shall also maintain accounts in which it will record
(i) the names and addresses of the Lenders and the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Agent hereunder from Borrower and each Lender's share thereof (the "Register").

          (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

          (d) In addition to the foregoing, each Lender's Commitment for Revolving Loans shall, at the request of such Lender, be evidenced by a promissory note (a "Revolving Note") substantially in the form of Exhibit C hereto.

     2.15.     Telephonic Notices.
Borrower  hereby authorizes the Lenders and the Agent  to  extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based in each case on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be a person identified on the List of Authorized Persons set forth on Schedule 2.15 hereto, as the same may be amended in writing from time to time, who is acting on behalf of Borrower. Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16.     Interest Payment Dates; Interest and Fee Basis.
Interest accrued on each Base Rate Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and non-use fees shall be calculated for actual days elapsed on the basis of a 360-day year; provided, that Interest on any Base Rate Loans shall be calculated on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.
Promptly after receipt thereof, the Agent will notify each  Lender
(and, to the extent applicable, Borrower) of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR

Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Prime Rate.

     2.18.     Lending Installations.
Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.19.     Non-Receipt of Funds by the Agent.
Unless Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent  of
(a) in the case of a Lender, the proceeds of a Loan or (b) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. Each Lender's obligation to make Revolving Loans and to purchase participation interests in accordance with this Agreement shall be absolute and unconditional and shall not be affected by (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Borrower, Agent or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Unmatured Default or Default; (iii) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Rate for such day or (y) in the case of payment by Borrower, the Interest Rate applicable to the relevant Loan.

     2.20.     Letter of Credit Procedures.
(a)     L/C Applications.  Borrower shall give notice to the Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three (3) Business Days (or such lesser number of days as the Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by Borrower and in all respects reasonably satisfactory to the Agent and the Issuing Lender, together with such other documentation as the Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the Facility Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. Borrower authorizes the Issuing Lender to set forth the terms of each L/C Application in the Letter of Credit corresponding to such L/C Application (and in any amendment thereto) in such language as the Issuing Lender deems appropriate, with such variations from such terms as the Issuing

Lender may in its reasonable discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent
with  such  L/C Application.   Borrower accepts the risk that a Letter of
Credit  will  be interpreted  or  applied  other  than  as  intended  by
Borrower  or   its Subsidiaries, as the case may be, to the extent such
Letter of Credit (1) permits presentation at a place other than the place of issuance, (2) permits application of laws or practice rules with which Borrower or its Subsidiaries, as the case may be, are unfamiliar, (3) includes ambiguous, inconsistent or impossible requirements, (4) requires termination or reduction against a presentation made by Borrower or its Subsidiaries, as the case may be, rather than the beneficiary or (5) fails to incorporate appropriate letter of credit practices rules. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in
Section 4.2 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

          (b) Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro
Rata   Share,  in  such  Letter  of  Credit  and  Borrower's  reimbursement
obligations   with  respect  thereto.   If  Borrower  does  not   pay   any
reimbursement obligation when due, Borrower shall be deemed to have immediately requested that the Lenders make a Loan which is a Base Rate
Loan  in  a principal amount equal to such reimbursement obligations.   The
Agent shall promptly notify such Lenders of such deemed request and, such Lender shall make available to the Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Agent to the Issuing Lender for the account of Borrower in satisfaction of such reimbursement
obligations.   For  the  purposes  of this  Agreement,  the  unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Agent or any Lender, to deliver to the Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Agent or such Lender may reasonably request.

          (c) Reimbursement Obligations. Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on
the  date  that  such  payment or disbursement is  made.   Any  amount  not
reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by Borrower therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin, if any, from time to time in effect. The Issuing Lender shall notify Borrower and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify Borrower or the Agent shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever. Borrower's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense  or  other  right which Borrower may have at  any  time  against  a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the
Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan
Document,   the   transactions  contemplated  herein   or   any   unrelated
transactions (including any underlying transaction between Borrower and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the
terms  hereof.   Without  limiting the foregoing,  no  action  or  omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Agent or any Lender to Borrower, or relieve Borrower of any of its obligations hereunder to any such Person, unless such liability is a result of such Person's gross negligence or willful misconduct.

          (d)  Letter of Credit Fees.  Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee for each Letter of
Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fee shall be payable in arrears on the first day of each calendar quarter and on the Facility Termination Date (or such later date on which such Letter of Credit expires or  is  terminated) for the period from the date of the  issuance  of  each
Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier,
the  date  on  which such Letter of Credit expired or was  terminated.   In
addition, with respect to each Letter of Credit, Borrower agrees to pay  to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and  at  the times agreed to in writing by Borrower and the Issuing Lender.
If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) Borrower has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Loan may not be made in accordance with
Section 2.20(b) or (c) any reimbursement received by the Issuing Lender from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of Borrower or otherwise, each other Lender with a Commitment shall be obligated to pay to the Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of Borrower under Section 2.20(c)), and, upon notice from the Issuing Lender,
the  Agent  shall  promptly notify each other Lender thereof.   Each  other
Lender irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business
Day on which such Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent  to  the date  such  amount is paid, at a rate per annum equal to (a) for the  first three days after demand, the Federal Funds Rate from time to time in effect and  (b)  thereafter,  the Base Rate from time  to
time  in  effect.   Any Lender's failure to make available to the Agent its
Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Pro Rata Share of any such payment or disbursement.

          (e)  Additional Matters Concerning Letters of Credit.

               (i) Discrepancies: Borrower agrees that it will (or cause its Subsidiary to) promptly examine any and all instruments and documents delivered to it from time to time in connection with any Letter of Credit, and if it has any claim of non-compliance with its instructions or of discrepancies or other irregularity, it will immediately (and in any event within three (3) Business Days of its receipt of such instruments or documents) notify the Issuing Lender thereof in writing, and Borrower (or its Subsidiary, as the case may be) shall be deemed to have waived any claim against the Issuing Lender unless such notice is given within such time period. Without limiting the foregoing, if the Issuing Lender makes a  payment  or disbursement  under a Letter of Credit and neither  Borrower
     nor  its      Subsidiary, as the case may be, send a notice to the Issuing
     Lender within three (3) Business Days of receipt of notice of such payment or disbursement objecting thereto and specifying in reasonable details the discrepancy or irregularity which is the basis for such objection, then it shall be precluded from making any objection to the
     Issuing Lender's honor     of the presentation with respect to which such
     payment or disbursement was made (but shall not be precluded from asserting any objection to any different presentation under the same or
     a different Letter of Credit).   Acceptance or retention by Borrower or its
     Subsidiaries of any documents presented under or in connection with a Letter of Credit (including originals of copies of documents sent directly to Borrower or its Subsidiaries, as the case may be) or of any property for which payment is supported by a Letter of Credit shall ratify the Issuing Lender's honor of the documents.

               (ii) Documents. Unless specified to the contrary in the relevant L/C Application, the Issuing Lender and its correspondents: (A) may accept as complying with the applicable Letter of Credit any item drawn, issued or presented under such Letter of Credit which is issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party identified in the Letter of Credit as the party permitted to draw, issue or present such item; and (B) may in its or their discretion, but shall not be obligated to, accept or honor (1) any item which substantially complies with the terms of the applicable Letter of Credit, (2) any items which substantially complies under the laws, rules, regulations and general banking or trade customs and usages of the place of presentation, negotiation or payment, (3) drafts which fail to bear any or adequate reference to the applicable Letter of Credit, (4) any item presented to the Issuing Lender after the stated expiration date of a Letter of Credit but within any applicable time period during which such Letter of Credit may be honored in accordance with the Uniform Customs and Practice for Documentary Credits issued by the UCP, the UCC and/or the ISP, as applicable (and, in any event, any item presented to the Issuing Lender on the Business Day immediately following the stated expiration date of any Letter of Credit, if such stated expiration date falls on a date which is not a Business Day), or (5) any item which substantially complies with the
     requirements  of the UCP, the UCC and/or the ISP, as  applicable.   In
     determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation to Borrower or any other Person except to confirm that the items required to be delivered under such Letter of Credit appear to have been delivered and appear on their face to substantially comply with the requirements of such Letter of Credit.

               (iii) Exculpation; Risks. In addition to the exculpatory provisions contained in the UCP, the UCC and/or the ISP, as applicable, the Issuing Lender and its correspondents shall not be responsible for (A) compliance with any law, custom or regulation in effect on the country of issuance, presentation, negotiation or payment of the Letter of Credit, (B) any refusal by the Issuing Lender to honor any item because of an applicable law, regulation or ruling of any Governmental Authority, whether now or hereafter in effect, (C) any action or inaction required or permitted under the UCP, UCC, the ISP or the United Nations Convention on Independent Guarantees and Stand-by Letters of Credit, as applicable or
     (D) any act or the failure to act of any agent or correspondence of the Issuing Lender. Borrower and/or its Subsidiaries assume all risk of the acts or omissions of any beneficiary or transferee of any Letter of Credit (it being understood that such assumption is not intended to, and shall not, preclude Borrower from pursuing any right or remedy it may have against any such beneficiary or transferee). Borrower further agrees that any action or omission by the Issuing Lender under or in connection with any Letter of Credit or any related item, document or property shall, unless in breach of good faith, be binding on Borrower and shall not put Issuing Lender under any resulting liability to Borrower, unless due to the gross negligence or willful misconduct of Issuing Lender. Without limiting the foregoing, Borrower agrees that in no event shall the Issuing Lender be liable for incidental, consequential, punitive, exemplary or special damages. Notwithstanding anything to the contrary contained herein, the Issuing Lender may be held liable for any of the foregoing to the extent such liability is the result of the Issuing Lender's gross negligence or willful misconduct.

               (iv) Automatic Renewal of Letters of Credit. IF ANY LETTER OF CREDIT CONTAINS ANY PROVISION FOR AUTOMATIC RENEWAL, THE ISSUING LENDER IS UNDER NO OBLIGATION TO ALLOW SUCH RENEWAL TO OCCUR AND ANY SUCH RENEWAL SHALL REMAIN WITHIN THE SOLE AND ABSOLUTE DISCRETION OF THE ISSUING LENDER (WITH A MATURITY

     DATE NOT LATER THAN THE FACILITY TERMINATION DATE). BORROWER FOR ITSELF AND EACH OF ITS SUBSIDIARIES FOR WHICH A LETTER OF CREDIT MAY BE ISSUED IRREVOCABLY CONSENTS TO THE AUTOMATIC RENEWAL OF EACH SUCH LETTER OF CREDIT IN ACCORDANCE WITH ITS TERMS IF THE ISSUING LENDER ALLOWS SUCH AUTOMATIC RENEWAL TO OCCUR; PROVIDED, THAT BORROWER ON BEHALF OF ITSELF AND/OR ITS SUBSIDIARIES SHALL HAVE THE RIGHT TO REQUEST THE ISSUING LENDER TO DISALLOW ANY SUCH RENEWAL ON THE CONDITION THAT BORROWER AND/OR ITS SUBSIDIARIES SHALL GIVE THE ISSUING LENDER PRIOR WRITTEN NOTICE OF SUCH REQUEST NOT LESS THAN THIRTY
     (30) DAYS PRIOR TO THE DEADLINE IMPOSED  UPON  THE ISSUING  LENDER
     FOR NOTIFICATION TO THE BENEFICIARY OF NON-RENEWAL  OF ANY SUCH
     LETTER OF CREDIT.

                                ARTICLE III
                        YIELD PROTECTION AND TAXES

     3.1. Yield Protection.
If,  on  or after the Initial Closing Date, any Lender  determines that the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (a) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

     (b) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of agreeing to make or making, funding or maintaining its LIBOR Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making, funding or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Loans or Commitment, then, within 30 days of demand by such Lender, Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. Notwithstanding the foregoing, (a) if any such Lender fails to notify Borrower within 180 days of such change, then such Lender shall only be entitled to payment for additional amounts incurred from and after the date which is 180 days prior to the date that such Lender gives such notice and (b) Borrower shall have no obligation under this Section 3.1 with respect to any additional cost or reduction suffered in connection with any Taxes (which shall be governed exclusively by the provisions of Section 3.5).

     3.2. Changes in Capital Adequacy Regulations
If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 30 days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided, that if any Lender fails to notify Borrower within 180 days after it obtains actual knowledge of any event giving rise to the payment of additional amounts under this Section 3.2, then such Lender shall only be entitled to payment for additional amounts incurred from and after the date which is 180 days prior to the date that such Lender gives such notice. "Change" means (a) any change after the Initial Closing Date in or change in the interpretation of the Risk-Based Capital Guidelines or (b) any adoption of or change in or change in the interpretation of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances.
If any Lender determines that maintenance of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (a) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or
(b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected LIBOR Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification
If any payment of a LIBOR Advance occurs on a date which is not the
last   day   of  the  applicable  Interest  Period,  whether   because   of
acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBOR Advance.

     3.5. Taxes.

     (a) Subject to Section 3.5(e), all payments by Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions,
(iii) Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made. Any amounts paid by Borrower hereunder which are subsequently determined to be overpayments shall be refunded to Borrower within 30 days of such determination.

     (b) In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (c) Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender in respect of this Agreement or any Note and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

     (d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a "Non-U.S. Lender") shall deliver to Borrower and the Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any
Loan.   If  a  Lender  that  is a Non-U.S. Lender is  claiming  a  complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c) with respect to payments of "portfolio interest", the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to the Agent representing that such Non-U.S. Lender is not a bank for purposes of Code Section 881(c), is not a 10-percent shareholder (within the meaning of Code Section 871(h)(3)(B)) of Borrower and is not a controlled foreign corporation described in Code Section 881(c)(3)(C), properly completed and duly executed by such Non-U.S. Lender (any such certificate, a "Withholding Certificate"). In addition, each Lender that is a Non-U.S. Lender agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrower and the Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

     (ii) Each Lender that is not a Non-U.S. Lender (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and the Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant hereto and is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower and the Agent revised forms necessary to confirm or establish the entitlement to such Lender's or Agent's exemption from United States backup withholding tax.

          (e) For any period during which a Non-U.S. Lender has failed to provide Borrower with an appropriate form pursuant to clause (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided, that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Borrower (with a copy to the Agent), at the time or times
prescribed  by  applicable  law,  such  properly  completed  and   executed
documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.6. Lender Statements; Survival of Indemnit.
To the extent reasonably possible, each Lender agrees that, upon the occurrence of any event giving rise to the obligation of Borrower to pay any greater amount under this Article III, with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to such Lender's overall policy considerations) to designate another Lending Installation for Loans, including designating an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Advances under Section
3.3, so long as such designation is not, in the reasonable judgment of such Lender, materially adverse to the interests of such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to the Agent) as to the amount due, if any, under Sections 3.1, 3.2 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. Substitution of Lender.
Upon the receipt by Borrower from any Lender (an "Affected Lender")
of a claim for compensation under Section 3.1, 3.2 or 3.5 or a notice in accordance with Section 3.3 regarding the unavailability of a Type of Advance, Borrower may: (a) request the Affected Lender to use commercially reasonable efforts to obtain a replacement bank or other entity satisfactory to Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment at the face amount thereof (a "Replacement Lender"); (b) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (which request each such other Lender may decline or agree to in its sole discretion); or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not unreasonably be withheld or delayed). Any transfer of Loans or Commitment pursuant to this Section shall be made in accordance with Section 12.3 and
Section 3.4, if applicable.

                                ARTICLE IV
                           CONDITIONS PRECEDENT

     4.1. Effectiveness
This Agreement shall not be effective unless Borrower shall have furnished to the Agent with sufficient copies for the Lenders:

          (a)  Good Standing Certificates.  Good Standing Certificate (or
equivalent certificates)   for  Borrower  and  OCIC  certified  by  the
appropriate governmental officer in its jurisdiction of incorporation.

          (b) Corporate Documents. Copies, certified by the Secretary or Assistant Secretary of Borrower, of its Articles of Incorporation and By-laws and its Board of Directors' resolutions authorizing the transactions described herein and the entry into the Loan Documents to which Borrower is a party and identifying by name and title the Authorized Officers of

Borrower authorized to sign the Loan Documents to which Borrower is a party, and to make borrowings hereunder.

          (c) Secretary's Certificate. Incumbency certificate, executed by the Secretary or Assistant Secretary of Borrower, which shall identify by name and title and bear the specimen signatures of the Authorized Officers identified in the resolutions of Borrower upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by Borrower.

          (d) Officer's Certificate. A certificate, dated the date of this Agreement, signed by an Authorized Officer of Borrower, in form and substance reasonably satisfactory to the Agent, to the effect that: (i) on such date (after giving effect to the making of the Loans hereunder and the consummation of the other transactions contemplated hereby on the Initial Closing Date and by the other Loan Documents (collectively, the "Closing Transactions")) no Default or Unmatured Default has occurred and is continuing; (ii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing
Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or Borrower has obtained effective relief with respect to the application thereof) and all applicable waiting periods have expired; and (iii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date (except for such representations and warranties limited by their terms to a specific date).

         (e) Consolidated Net Worth. Evidence that as of the Initial Closing Date Borrower has Consolidated Net Worth of not less than $1,000,000,000.

         (f) Financial Statements. (i) The SAP financial statements for the Material Insurance Subsidiaries required to deliver financial statements pursuant to Section 6.1 for the fiscal years ending 2003 and 2004 and (ii) the interim consolidated financial statements for such Material Insurance Subsidiaries for each fiscal quarterly period ended after the latest fiscal year referenced in clause (i) above.

         (g) Legal Opinion. A written opinion of Borrower's general counsel, addressed to the Agent and the Lenders in form and substance reasonably acceptable to the Agent and its counsel.

         (h) Letters of Direction. Written money transfer instructions with respect to the Loans in form and substance reasonably acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (i) Credit Agreement. Executed originals of this Agreement in form and substance satisfactory to the Lenders.

         (j) Notes. Executed originals of such Notes as may be requested by a Lender payable to the order of each such requesting Lender.

         (k) Other Loan Documents. Executed originals of such other Loan Documents in form and substance satisfactory to the Lenders, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto, also in form and substance reasonably satisfactory to the Lenders.

         (l) Payment of Fees and Expenses. All costs, fees and expenses (including, without limitation, reasonable legal fees and expenses provided in writing), and all other compensation contemplated by this Agreement or the other Loan Documents, due to the Agent shall have been paid to the extent due.

         (m) No Material Adverse Change. The Agent shall be satisfied that, since December 31, 2004, there has been no material adverse change in the business, assets, Property, condition (financial or otherwise) or operations of Borrower and its Subsidiaries, taken as a whole.

         (n) Termination of Existing Facility. Evidence reasonably satisfactory to the Agent that the Existing Facility and all commitments thereunder shall have terminated or will be terminated substantially simultaneously with the closing of the transactions hereunder.

         (o) Other. Such other documents, agreements, certificates or opinions as the Agent, any Lender or their counsel may have reasonably requested.

     4.2. Each Advance.
The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) unless on the applicable Borrowing Date:

          (a)  There exists no Default or Unmatured Default.

          (b) The representations and warranties contained in Article V below are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by Borrower that the conditions contained in
Section 4.2(a) and (b) have been satisfied or waived in writing by Agent.

                                 ARTICLE V
                      REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to the Lenders that, after giving effect to the Closing Transactions:

     5.1. Existence and Standing.
Each of Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed or authorized could not reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity.
Borrower  has the power and authority to execute and  deliver  the
Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent.
None  of  the  execution  and delivery by  Borrower  of  the  Loan
Documents to which it is a party, the consummation of the Closing Transactions or compliance with the provisions of the Loan Documents will, or at the relevant time did, violate (a) any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on Borrower, (b) Borrower's articles or certificate of incorporation, or (c) the provisions of any indenture, instrument or agreement to which Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder,  or  result in, or require, the creation or imposition  of  any
Lien  in,  of or on the Property of Borrower pursuant to the terms  of  any such  indenture, instrument or agreement, except for any violation  of  any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument, agreement, default or Lien that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.3 hereto, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, or any other Person (including, without limitation, the stockholders of any Person) is required to be obtained by Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Borrower of the Obligations or the consummation of any of the Closing Transactions.

     5.4. Financial Statements.
Borrower has heretofore furnished to the Agent and each of the Lenders (a) the December 31, 2004 audited consolidated financial statements of Borrower and its

Subsidiaries, (b) the unaudited consolidated financial statements of Borrower and its Subsidiaries through September 30, 2005, (c) the December 31, 2004 audited Annual Statement of each Material
Insurance Subsidiary and (d) the September 30, 2005 Quarterly Statement of each Material Insurance Subsidiary (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with GAAP or SAP, as applicable, and (in the case of the Financial
Statements prepared in accordance with GAAP) fairly presents, in all material respects, the consolidated financial condition and operations of Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.5. Material Adverse Change.
Since December 31, 2004, there has been no change in the business, Property, condition (financial or otherwise) or operations of Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes.
Borrower and each of its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP or SAP, as applicable, or where the failure to so could not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes, except such tax liens filed in connection with taxes being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP or SAP, as applicable, and for such tax liens filed and claims asserted that could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in all material respects in accordance with GAAP or SAP, as applicable.

     5.7. Litigation and Contingent Obligations.
Except as set forth on Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened in writing against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.7, other than (i) any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect or (ii) any insurance payment liabilities or liabilities arising in the ordinary course of business of Borrower or any Subsidiaries business as an insurance or reinsurance company, none of Borrower or any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the Financial Statements or disclosed pursuant to this Agreement or any other Loan Document.

     5.8. Subsidiaries.
Schedule 5.8 contains an accurate list of all Subsidiaries of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA.
Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA, except where such failure could not reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan, except where such failure could not reasonably be expected to have a Material Adverse Effect.

     5.10.     Accuracy of Information.
No information, exhibit or report furnished by Borrower or any of its Subsidiaries in writing to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, when taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made, the Lenders acknowledging that as to any projections or other "forward-looking information" furnished to Agent or Lenders, Borrower only represents that the same were prepared on the basis of information and estimates Borrower believed to be reasonable.

     5.11.     Federal Reserve Regulations.
Neither Borrower nor any of its Subsidiaries is engaged,  directly or indirectly, principally in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole will be represented by Margin Stock.

     5.12.     Material Agreements.
Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(b)  any  agreement  or  instrument evidencing or  governing  any  Material
Indebtedness.

     5.13.     Compliance With Laws.
Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14.     [Intentionally Omitted].

     5.15.     Plan Assets; Prohibited Transactions.
Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I or IV of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16.     Environmental Matters.
Neither Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17.     Investment Company Act.
Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.     Public Utility Holding Company Act.
Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.     Insurance.
Borrower and its Subsidiaries maintain insurance on their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice and which may include self-insurance.

     5.20.     [Intentionally Omitted].

     5.21.     Insurance Licenses.
Schedule  5.21 hereto lists the jurisdiction of domicile  of  each
Material Insurance Subsidiary, the line or lines of insurance in which each Material Insurance Subsidiary is engaged and the jurisdictions in which each Material Insurance Subsidiary holds a License and is authorized to transact insurance business, in each case as of the date of this Agreement. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To Borrower's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. To Borrower's knowledge, no Material Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on Schedule 5.21.

     5.22.     Reinsurance.
Schedule 5.22 lists all ceded or assumed reinsurance agreements to which any Material Insurance Subsidiary is, as of the date of this Agreement, a party, which are currently in force, and under which there is liability by either party to the agreement (collectively, the "Existing Reinsurance Agreements"). Each of the Existing Reinsurance Agreements is in full force and effect, is valid and binding in all material respects in accordance with its terms, and, as of the date hereof, no Material Insurance Subsidiary has, to Borrower's knowledge, received notice (other than provisional notices of cancellation received in the ordinary course of business) that any other party to an in-force Existing Reinsurance Agreement will cancel or not renew such agreement, which cancellation  or nonrenewal could reasonably be expected to have a Material Adverse Effect. Borrower has no knowledge as of the date hereof that any material amount recoverable by any Material Insurance Subsidiary pursuant to any Existing Reinsurance Agreement is not fully collectible in due course, except for any amounts for which an adequate reserve has been established. To the knowledge of Borrower, no Material Insurance Subsidiary is in default in any material respect as to any Existing Reinsurance Agreement. Except as disclosed in Schedule 5.22, each Material Insurance Subsidiary is entitled to take full credit in its statutory financial statements for ceded reinsurance under the Existing Reinsurance Agreements pursuant to applicable insurance laws. Except as disclosed in Schedule 5.22, there is no claim under any Existing Reinsurance Agreement in excess of $1,000,000 which is disputed by any other party to such agreement.

     5.23.     Reserves.
Except as set forth on Schedule 5.23, each loss and loss adjustment expense reserve and other material liability amount in respect of the insurance business, including, without limitation, material reserve and other material liability amounts in respect of insurance policies of each Material Insurance Subsidiary was determined in accordance with generally accepted actuarial standards consistently applied, was fairly stated in accordance with sound actuarial principles and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Material Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum capital and surplus as required by the insurance laws, rules and regulations of its state of domicile.

     5.24.     OCIC Capital and Surplus.
As of the date of this Agreement, OCIC has a Statutory Capital and Surplus of at least $850,000,000.

     5.25.     Defaults.
No Default or Unmatured Default has occurred and is continuing.

     5.26.     Certain Fees.
No broker's, finder's or similar fee or commission was, is or will be  payable  by  Borrower or any Subsidiary with  respect  to  any  of  the
transactions   contemplated  by  this  Agreement  or  any   other   Closing
Transaction.

     5.27.     Indebtedness.
Attached hereto as Schedule 5.27 is a complete and correct list of all Indebtedness of Borrower and its Subsidiaries outstanding on the date of this Agreement (other than (x) Indebtedness in a principal amount not exceeding $2,500,000 for a single item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness listed and (y) Indebtedness of Borrower to any Subsidiary and of any Subsidiary to Borrower or another Subsidiary), showing the aggregate principal amount of Indebtedness outstanding on such date after giving effect to the Closing Transactions.

     5.28.     Dividends.
No Insurance Subsidiary is subject to any regulatory prohibition regarding the declaration or payment of dividends that is not generally applicable to all insurance companies which are domiciled in the same jurisdiction and are engaged in the same line of business as such Insurance Subsidiary.

                                ARTICLE VI
                                 COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting.
Borrower will maintain, for itself and each Material Insurance Subsidiary, a system of accounting established and administered in accordance with GAAP and/or SAP, consistently applied, and furnish to the Lenders (it being understood that delivery to the Agent (or posting by the Agent of each of the following items on an electronic website) shall constitute delivery to each Lender by Borrower and the Agent hereby agrees to post on an electronic website or otherwise distribute to the Lenders any such item delivered by Borrower to the Agent):

          (a)  As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, the financial statements of Borrower and its Material Insurance Subsidiaries prepared in accordance with GAAP on a consolidated basis, including balance sheets as of the end of such period and related statements of income, shareholders' equity and cash flows,
accompanied   by  an  opinion  thereon  of  independent  certified   public
accountants of recognized national standing, which opinion shall state that such financial statements fairly present, in all material respects, the financial position of the Borrower and its Material Insurance Subsidiaries being reported upon, that such financial statements have been prepared in accordance with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP.

          (b) As soon as practicable and in any event within 60 days after the close of each of the first three Fiscal Quarters of each fiscal year, consolidated unaudited balance sheets of Borrower as of the close of each such period and consolidated statements of income, shareholders' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with GAAP and certified by its chief financial officer or its controller if such controller is an officer of Borrower.

          (c) As soon as practicable and in any event within 90 days after the close of each Fiscal Year of each Material Insurance Subsidiary, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

          (d) No later than each June 30 of each Fiscal Year, copies of the audited statement entitled "The Ohio Casualty Insurance Company and its Affiliated Fire and Casualty Insurers Audited Combined Financial Statements (Statutory Basis)" for the prior Fiscal Year, prepared in accordance with SAP, audited and certified by independent certified public accountants of recognized national standing.

          (e) As soon as practicable and in any event within 60 days after the close of each of the first three Fiscal Quarters of each Material Insurance Subsidiary, copies of the

Quarterly Statement of each of the Material Insurance Subsidiaries, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

          (f) As soon as available and in any event not later than June 30 of each iscal Year, a "Statement of Actuarial Opinion" including review of year-end loss reserves for each Material Insurance Subsidiary (prepared in accordance with SAP) for such Fiscal Year by the actuary engaged by Borrower (which may include Borrower's certified public accountants) as filed with the applicable regulatory insurance authority in compliance with the requirements thereof (or a report containing equivalent information for any Material Insurance Subsidiary not so required to file the foregoing with the applicable regulatory insurance authority).

          (g) As soon as available, and in any event by March 31 of each Fiscal Year, copies showing the Risk Based Capital Ratio calculations and IRIS (Insurance Regulatory Information System) ratio calculations provided by NAIC for the previous Fiscal Year for each Material Insurance Subsidiary.

          (h) Copies of any other externally prepared actuarial reserve reports, if any, prepared with respect to any Material Insurance Subsidiary, promptly after the receipt thereof.

          (i) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer or its treasurer showing the calculations necessary to determine compliance with Sections 6.11, 6.15 and
6.20 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (j) As soon as possible and in any event within 10 days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, the treasurer or controller of Borrower, describing said Reportable Event and the action proposed to be taken with respect thereto, and as soon as possible and in any event within ten (10) days after learning thereof, notification of any Lien imposed by the PBGC or the IRS on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which, together with all such Liens, relates to liabilities in excess of ten percent of the net worth (determined according to GAAP and without reduction for any reserve for such liabilities) of Borrower and its Subsidiaries.

          (k) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, notice of proposed deficiency or notice of deficiency received by Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, notice, Lien or judicial proceeding (or all such assessments, demands, notices, Liens and judicial proceedings, in the aggregate) relates to tax liabilities in excess of ten percent (10%) of Consolidated Net Worth.

          (l) As soon as practicable and in any event within 60 days after the close of each Fiscal Quarter, either copies of or a summary report of any material modifications or amendments to material reinsurance contracts which were entered into by any Insurance Subsidiary during such Fiscal Quarter.

          (m) Such other information as the Agent on behalf of any Lender may from time to time reasonably request.

     6.2. Use of Proceeds.
Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans to repay in full all outstanding obligations and liabilities under the Existing Facility and to meet general corporate purposes of Borrower and its Subsidiaries, including, but not limited to, working capital, acquisitions financing, and share repurchases.

     6.3. Notice of Default.
Borrower will, and will cause each Insurance Subsidiary  to,  give prompt notice in writing to the Agent of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or otherwise, relating specifically to Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     Each such notice pursuant to this Section 6.3 shall be accompanied by a written statement of an Authorized Officer of Borrower setting forth the nature and status of the occurrence and what action is being taken by Borrower with respect thereto.

     6.4. Conduct of Business.
Borrower will, and will cause each Material Insurance Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) subject to Section 6.15, engage in insurance-related businesses, (c) unless failure to do so could not reasonably be expected to have a Material Adverse Effect, do all things reasonably necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite authority to conduct its business in each other jurisdiction in which its business is conducted, and (d) do all things reasonably necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any such Material Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, that an Material Insurance

Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal could not reasonably be expected to have a Material Adverse Effect. Each Material Insurance Subsidiary in existence as of the date of this Agreement shall continue to be a Wholly-Owned Subsidiary; provided, that any Material Insurance Subsidiary may be merged into Borrower or into any Wholly-Owned Subsidiary if permitted by appropriate regulatory authorities. Notwithstanding the foregoing, Borrower or any Material Insurance Subsidiary may engage in other non-insurance related businesses so long as the revenues from such activities do not at any time constitute more than twenty-five percent (25%) of the total GAAP revenues of Borrower and its Subsidiaries on a consolidated basis.

     6.5. Taxes.
Borrower will, and will cause each Subsidiary to, timely file complete and correct material United States federal and applicable foreign, state and local tax returns required by law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.6. Insurance.
Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance, including self insurance, on all their Property in such amounts and covering such risks as is consistent with sound business practice.

     6.7. Compliance with Laws.
Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation, all Environmental Laws), the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties.
Except  as  could not reasonably be expected to  have  a  Material
Adverse Effect, Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property (other than Property that is immaterial or not essential to the conduct of Borrower's or any Subsidiary's business taken as a whole) that are used in the conduct of its business in good repair, working order and condition (subject to normal wear and tear) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection.
Borrower will, and will cause each Subsidiary to, permit the Agent, by their respective representatives and agents, to inspect any of the Property, books and financial records of Borrower and its Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent may designate; provided, that so long as no Default or Unmatured Default has occurred and is continuing, (i) the Agent shall provide at least five (5) Business Days' advance notice of any inspection or examination and (ii) such inspection or examination shall be limited to not more than once per calendar year.

Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with GAAP or SAP, as applicable, consistently applied.

     6.10. Dividends, Etc.
If a Default has occurred and is continuing, Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding; provided, that (i) any Subsidiary may declare and pay dividends to a Subsidiary or to Borrower, and (ii) Borrower may redeem, repurchase or otherwise acquire or retire any capital stock in Borrower pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Borrower or a Subsidiary. For the avoidance of doubt, Borrower may pay any declared dividends or other declared distributions on its capital stock, after the occurrence and during the continuation of an Unmatured Default, to the extent that such declared dividends or other declared distributions (1) were approved by all necessary corporate action on the part of Borrower and its board of directors prior to the occurrence of such Unmatured Default and (2) do not at any time exceed $10,000,000 in the aggregate.

     6.11.  Indebtedness
Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (a)  the Obligations;

          (b) Indebtedness existing on the Initial Closing Date and described in Schedule 5.27 and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof and which are otherwise, in the good faith business judgment of the authorized officer of Borrower or such Subsidiary making such determination, on terms and conditions, taken as a whole, no less favorable to Borrower or any Subsidiary than the terms of the Indebtedness being refinanced, amended or modified;

          (c) Indebtedness arising under Rate Hedging Agreements related to the Loans;

          (d)  Contingent Obligations permitted pursuant to Section 6.19;

          (e) Indebtedness owing by Borrower to any Subsidiary or by any Subsidiary to Borrower or any other Subsidiary;

          (f) additional Indebtedness so long as immediately after giving effect thereto Borrower is in pro forma compliance with the Leverage Ratio set forth in Section 6.20.1, which additional Indebtedness shall include secured Indebtedness in an aggregate amount not to exceed the limits permitted by Section 6.16;

          (g)  Subordinated Indebtedness;


          (h)  purchase money debt; and

          (i) Indebtedness of Borrower or any Subsidiary in connection with securities lending arrangements with financial institutions.


     6.12.  Merger.
Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into Borrower or a Subsidiary (provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the surviving entity), (b) a Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it in connection with any sale, lease or other disposition of its Property, (c) in connection with any Acquisition permitted under Section 6.15, any Subsidiary may merger into Borrower or any Subsidiary and (d) Borrower may merge or consolidate with another Person so long as (i) (1) Borrower is the surviving entity or (2) the surviving or successor corporation is organized under the laws of any state of the United States and assumes the Obligations by written instrument reasonably acceptable in form and substance to the Agent and (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section 6.20 on a pro forma basis).

     6.13.  [Intentionally Omitted].

     6.14.  Investments.
Borrower will not permit any Insurance Subsidiary to, make or suffer to exist any Investments which are not permitted under the investment provisions of applicable insurance laws of such Insurance Subsidiary's domiciliary state. Notwithstanding the foregoing, Borrower may, and may permit its Subsidiaries to make and maintain Investments in Subsidiaries of Borrower.

     6.15.  Acquisitions.
So  long  as no Default or Unmatured Default has occurred  and  is
continuing,   Borrower  and  its  Subsidiaries  may  make   the   following
Acquisitions:

          (a) Acquisitions which are in similar or related lines of business as Borrower and its Subsidiaries; and

          (b) Acquisitions of non-insurance related businesses or entities in an amount not to exceed 25% of Consolidated Net Worth in the aggregate at any time; and

          (c) Acquisitions of blocks of any insurance business through assumptive reinsurance, coinsurance or indemnity reinsurance.

Notwithstanding the foregoing, prior to and after giving affect to any such Acquisition, Borrower shall be in pro forma compliance with each of the financial covenants set forth in Section 6.20, and each such Acquisition shall be effected in such a manner so that the acquired capital stock or assets are owned either by Borrower or a Subsidiary of Borrower and, if effected by merger or consolidation involving Borrower, Borrower shall be the continuing or surviving Person; provided, that Borrower or its Subsidiaries may make acquisitions of capital stock or assets which are held by minority owned Subsidiaries or joint ventures holding less than 50% of the voting power and control so long as such acquisitions do not exceed 15% of Consolidated Net Worth in the aggregate at any time.

     6.16.  Liens.
Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any lien or encumbrance in, of or on the Property of Borrower or any of its Subsidiaries, except the following Permitted
Liens:

            (a) Liens for taxes, assessments or governmental charges or levies on its Property to the extent permitted and not required to be paid under
Section 6.5;

            (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

            (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

            (d) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its Subsidiaries;

            (e) deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policy holders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

            (f)  Liens existing on the Initial Closing Date and described in
Schedule 6.16;

            (g) Liens to secure the performance of bids, trade contracts (including covered call transactions), leases, statutory obligations (including those in respect of insurance compliance qualification requirements), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (h)  Liens securing the Indebtedness described in Section 6.11(c),
Section 6.11(e) and Section 6.11(i);

            (i) Liens on Property of any corporation which becomes a Subsidiary of Borrower or which is acquired, merged into or consolidated with Borrower or a Subsidiary after the date of this Agreement in an aggregate amount not to exceed 5% of Consolidated Net Worth at any time outstanding, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of Borrower or was merged into or consolidated with Borrower or a Subsidiary and were not created in anticipation thereof;

           (j) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by Borrower or any of its Subsidiaries each of which Liens either (a) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (b) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided, that no such Lien shall extend to cover any Property of Borrower or any Subsidiary other than the Property so acquired and improvements thereon;

           (k) Liens on marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America sold by Borrower or any of its Subsidiaries under a repurchase agreement with a bank or a primary dealer of United States government securities, provided, that the terms of such agreement complies with the guidelines set forth in the Federal Financial Institutions
Examination Council Supervisory Policy - Repurchase Agreements of
Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (or any successor guidelines);

           (l) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property);

           (m) Liens securing judgments for payment of money not constituting a Default under Section 7.9 or securing a performance bond or other surety bond related to such judgments;

           (n) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim on netting of cash amounts owed arising in the ordinary course of business on deposit accounts, commodity accounts or securities accounts;

           (o) financing statements filed on a precautionary basis in respect of Operating Leases to the extent such lease is otherwise permitted under the terms of this Agreement; provided, that no such financing statement extends to or refers to collateral, Property or assets which are not subject to such Operating Lease;

           (p) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any property or asset or interest therein;

           (q) Liens arising in the ordinary course of business on operating accounts (including any related securities accounts) maintained by Borrower or its Subsidiaries;

           (r) Liens granted as cash or cash equivalents to defease Indebtedness permitted under Section 6.11 that could be prepaid without violating Section 6.18;

           (s)  Liens securing Indebtedness of the kind permitted under
Section 6.11(h);

           (t) Liens granted in respect of cash and securities of Borrower or its Subsidiaries incurred in connection with the management of any investment portfolio;

           (u) Liens securing obligations owed by Borrower to any of its Subsidiaries or owed by any Subsidiary to Borrower or any other Subsidiary, in each case, solely to the extent such Liens are required by an applicable Governmental Authority for such Person to maintain such obligations;

           (v) Liens arising in connection with securities lending arrangements with financial institutions as may arise in the ordinary course of business;

           (w) Liens in favor of the Agent for the benefit of the Lenders or the Issuing Lender arising in connection with any of the Loan Documents;

           (x) Liens securing repurchase agreements and reverse-repurchase agreements constituting a borrowing of funds by Borrower or any Subsidiary for liquidity purposes and in no event for a period exceeding 90 days in each case; provided, that such Liens are limited to the securities that are the subject of such repurchase agreements or cash collateral deposited in connection therewith; and

           (y) other Liens securing Indebtedness or obligations in an aggregate principal amount not to exceed 10% of Consolidated Net Worth in the aggregate at any one time outstanding.

     6.17.     Affiliates.
Borrower will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate that is not a Subsidiary except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     Notwithstanding anything to the contrary contained in this Section 6.17, Borrower and its Subsidiaries shall be permitted to (a) make payments with respect to salaries, bonuses, employee stock options and other compensation and employment arrangements with directors or employees in the ordinary course of business; (b) make loans or advances to directors or employees in the ordinary course of business in an aggregate amount not to at any time exceed $15,000,000; (c) repurchase or otherwise acquire shares of and options to purchase shares of Borrower's capital stock and stock from employees, former employees, directors and former directors of Borrower or any of its Subsidiaries; or (d) enter into transactions set forth in Schedule 6.17.

     6.18.     Other Indebtedness.
Borrower will not, nor will it permit any Subsidiary to,  directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date due (other than the Loans) while a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined, in respect of the covenants set forth in Section 6.20, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements are available).

     6.19.     Contingent Obligations.
Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation, except (a) the Contingent
Obligations described on Schedule 6.19, (b) Contingent Obligations in respect of insurance contracts or policies issued in the ordinary course of business, (c) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business,
(d)  Contingent Obligations in respect of the obligations of  a  Subsidiary
(i) concerning which all necessary governmental and regulatory approvals have been obtained, or (ii) if no such approvals are required, which are incurred in the ordinary course of business, (e) Contingent Obligations in an aggregate amount not to at any time exceed $50,000,000, (f) other Contingent Obligations in an amount not to exceed the difference between
(A) thirty-five percent (35%) of Consolidated Total Capitalization and (B) Consolidated Indebtedness, in each case, as reflected in Borrower's most recent consolidated financial statements most recently delivered to the Agent and (g) Contingent Obligations in respect of obligations of Borrower or any Subsidiary in connection with securities lending arrangements, repurchase agreements and reverse-repurchase agreements as may arise in the ordinary course of business.

    6.20.  Financial Covenants.

           6.20.1 Leverage Ratio. Borrower will not permit its Leverage Ratio, determined as of the end of each Fiscal Quarter, to be greater than
0.35 to 1.0.

           6.20.2 Consolidated Net Worth. Borrower will not permit its Consolidated Net Worth to be less than $1,000,000,000, determined as of the end of each Fiscal Quarter.

           6.20.3 Risk Based Capital. As of the end of each Fiscal Year, Borrower will cause OCIC to maintain an RBC Ratio of at least 175%.

    6.21.  Reinsurance.
Borrower will not permit any Insurance Subsidiary to enter into any reinsurance arrangements (or renew, extend or materially modify any existing reinsurance arrangements) which could reasonably be expected to have a Material Adverse Effect.

    6.22.  ERISA Compliance.
With respect to any Plan, neither Borrower nor any Subsidiary shall:

           (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
Section 4975 of the Code could reasonably be expected to be imposed and which could reasonably be expected to have a Material Adverse Effect;

           (b) permit an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) to be incurred whether or not waived, or permit any Unfunded Liability, which, in either instance, could reasonably be expected to have a Material Adverse Effect;

           (c) permit the occurrence of any Reportable Event which could reasonably be expected to result in liability to Borrower or any Subsidiary in an amount which could reasonably be expected to have a Material Adverse Effect;

           (d) fail to make any contribution or payment to any Multiemployer Plan which may be required to be made under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could result in a liability of Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; or

           (e) permit the establishment or amendment of any Plan or cause or permit any Plan to fail to comply with the applicable provisions of ERISA and the Code, which establishment, amendment or failure could reasonably be expected to result in liability to Borrower or any Subsidiary which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     6.23.  Environmental Matters.
Borrower shall, and shall cause each of its Subsidiaries to, (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or release of any hazardous or toxic materials on, under or about any real property owned, leased or operated by Borrower or any of its Subsidiaries, in each instance in which the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.24.   Change in Corporate Structure; Fiscal Year.
Borrower shall not, nor shall it permit any Subsidiary to, permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders.

     6.25.   Inconsistent Agreements.
Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, would have a Material Adverse Effect on the payment or performance by Borrower of any of its Obligations under this Agreement or any other Loan Document.

                                ARTICLE VII
                                 DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been materially false on and as of such earlier date.

     7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any non-use fee or other Obligations under any of the Loan Documents within five (5) Business Days of when due.

     7.3. The breach by Borrower (i) of any of the terms or provisions of
Section 6.20, or (ii) of any of the terms of provisions of Section 6.1,
Section 6.2, Section 6.4 or Sections 6.10 through 6.25 (excluding Section 6.20) which is not remedied within thirty
(30) Business Days after the earlier of (a) the receipt by Borrower of notice thereof from Agent or any Lender or (b) having obtained knowledge thereof.

     7.4. The breach by Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of any Loan Document which is not remedied within thirty (30) days after the earlier of (a) the receipt by Borrower of notice thereof from Agent or any Lender or (b) having obtained knowledge thereof.

     7.5. The default by Borrower or any of its Subsidiaries for failure to make any payment when due beyond all applicable grace or cure periods with
respect   thereto,  if  any,  (whether  by  scheduled  maturity,   required
prepayment,   acceleration,  demand  or  otherwise)  in  respect   of   any
Indebtedness    aggregating   in   excess   of    $15,000,000    ("Material
Indebtedness"); or any Material Indebtedness of Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided, that this Section 7.5 shall not apply to Indebtedness permitted under Section 6.11 that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness.

     7.6. Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under any Debtor Relief Laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors,
(c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (d) institute (or consent to the institution of) any proceeding seeking an order for relief under any Debtor Relief Laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7, or (g) become unable, or admit in writing its inability or fail generally to pay its debts as they become due.

     7.7. Without the application, approval or consent of Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any
substantial  portion  of  its  Property,  or  a  proceeding  described   in
Section 7.6(a) shall be instituted against Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower or any of its Subsidiaries, which, when taken together with all other Property of Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs which would reasonably be expected to have a Material Adverse Effect.

     7.9. Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in an aggregate amount of $15,000,000 or more in excess of insurance proceeds, which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10.  Any Change in Control shall occur.

     7.11. Any License of any Material Insurance Subsidiary issued in its state of domicile or in a state in which its earned premiums in the prior Fiscal Year constituted 10% or more of net earned premiums, on a consolidated basis, in such period (a) shall be revoked by the Governmental Authority which issued such License, or any formal action (administrative or judicial) to revoke such License shall have been commenced against such Material Insurance Subsidiary and shall not have been dismissed within thirty (30) days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 30 days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Material Insurance Subsidiary.

     7.12. Any Material Insurance Subsidiary shall be the subject of a final order imposing a fine in an amount in excess of $15,000,000 in any single instance or other such orders imposing fines in excess of 20,000,000 in the aggregate after the date of this Agreement in any Fiscal Year by or at the request of any state insurance regulatory agency as a result of the violation by such Material Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

     7.13. Any Material Insurance Subsidiary shall become subject to (a) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or (b) any other directive or mandate issued by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, which in either case is not stayed within thirty
(30) days.


                               ARTICLE VIII
              ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration.
If any Default described in Section 7.6 or 7.7 occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives. The

Agent shall use commercially reasonable efforts to provide notice of the termination or suspension of the obligations or any other matters set forth in this Section 8.1; provided, that the failure of the Agent to provide such notice shall in no way affect the obligations and liabilities of Borrower under this Agreement and any other Loan Documents or the rights and remedies of the Agent or any of the Lenders under this Agreement or any of the Loan Documents.

     If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

     In addition to the foregoing, on demand by Agent at any time after the occurrence and during the continuance of any Default, Borrower will immediately Cash Collateralize all or any outstanding Letters of Credit until the earlier of (i) payment and performance in full of all Obligations and termination of this Agreement or (ii) such time as such Default no longer exists (as determined by Agent in its reasonable sole discretion); provided, that in the event an outstanding Letter of Credit terminates or expires, Agent shall immediately release and return the amount of Cash Collateral, if any, which collateralized such outstanding Letter of Credit.

     8.2. Amendments.
(a)  Subject to the provisions of this Article VIII, the  Required
Lenders (or the Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder; provided, that no such supplemental agreement shall, without the consent of all of the Lenders directly affected thereby:

          (i) Extend the Facility Termination Date or the final maturity of any Loan;

          (ii) Reduce the amount or extend the payment date for the principal amount of any Loan or the rate of interest thereon or time of payment of interest or fees thereon or any fees payable hereunder (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement);

          (iii) Increase the amount or extend the expiry date of the Commitment of any Lender hereunder; or

          (iv) Amend this Section 8.2.

Notwithstanding   the  foregoing,  no  amendment  of   any   provision   or
supplemental agreement shall be effective without the consent  of  100%  of
the  Lenders  for  any  change in the definition of Required  Lenders.   No
amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.1 without obtaining the consent of any other party to this Agreement. No amendment, waiver or consent relating to any Lender shall be effective without the written consent of the Required Lenders. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

     (b) Notwithstanding anything to the contrary contained herein, so long as no Default has occurred and is continuing, if in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 8.2(a), the consent of the Required Lenders shall have been obtained but for the consent of one or more other non-consenting Lenders (each a "Non-Consenting Lender") whose consent is required, then, with respect to each such Non-Consenting Lender (the "Terminated Lender"), Borrower may, upon prior written notice to Agent and any Terminated Lender, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its Pro Rata Share of all Revolving Outstandings and its Commitments, if any, in full to a Purchaser (a "Replacement Lender") in accordance with the provisions of Section 12.3.1, and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of the Terminated Lender's Pro Rata Share of (A) the outstanding principal balance of, and all accrued and unpaid interest on, all outstanding Loans, (B) all unreimbursed drawings under any Letter of Credit, together with all then unpaid interest with respect thereto as of such date, (C) all accrued and unpaid fees owing to such Terminated Lender pursuant to Section 2.5. Each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrower may not make such election under this Section 8.2(b) with respect to any Terminated Lender that is also an Issuing Lender unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the payment of foregoing amounts owing to any Terminated Lender and the termination of any such Terminated Lender's Commitments, if any, such Terminated Lender shall not longer constitute a "Lender" for purposes of this Agreement; provided, any rights of such Terminated Lender to indemnification under this Agreement or any other Loan Document shall survive as to such Terminated Lender.

     8.3. Preservation of Rights.
No  delay or omission of the Lenders or the Agent to exercise  any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of
Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to
Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                ARTICLE IX
                            GENERAL PROVISIONS

     9.1. Survival of Representations.
All representations and warranties of Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. Governmental Regulation.
Anything   contained   in   this  Agreement   to   the   contrary
notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings.
Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement.
The Loan Documents embody the entire agreement and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5. Several Obligations; Benefits of this Agreement.
The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.6. Expenses; Indemnification.
(a) Borrower shall reimburse the Agent for all reasonable costs associated with the closing of the transactions contemplated by this Agreement including, but not limited to, all of Agent's out-of-pocket expenses in an amount not to exceed $3,500, and all reasonable attorneys' fees and expenses of attorneys engaged by the Agent. Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and reasonable out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Borrower acknowledges that from time to time Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to Borrower's assets for internal use by Agent from information furnished to it by or on behalf of Borrower, after Agent has exercised its rights of inspection pursuant to this Agreement.

      (b) IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE AGENT AND EACH LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING REASONABLE ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED

LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY BORROWER, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY BORROWER OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH BORROWER OR ITS RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING FROM ANY LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL JUDGMENT BY A COURT OF COMPETENT
JURISDICTION.   IF  AND  TO  THE EXTENT  THAT THE FOREGOING UNDERTAKING MAY
BE UNENFORCEABLE FOR ANY REASON, BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 9.6 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT AND TERMINATION OF THIS AGREEMENT.

     9.7. Number of Documents.
All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. Accounting.
Except  as  provided to the contrary herein, all accounting  terms
used   herein  shall  be  interpreted  and  all  accounting  determinations hereunder shall be made in accordance with GAAP or SAP, as the case may be.

     9.9. Severability of Provisions.
Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. Nonliability of Lenders.
The  relationship between Borrower on the one hand and the Lenders and  the  Agent  on  the other hand shall be solely that  of  borrower  and
lender.   Neither  the Agent nor any Lender has any fiduciary  relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Borrower, on the one hand, and the Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and
creditor.   Neither the Agent nor any Lender undertakes any  responsibility to  Borrower to review or inform Borrower of any matter in
connection  with any  phase  of  Borrower's business or operations.
Borrower agrees that neither the Agent nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from (a) the gross negligence or willful misconduct of the party from which recovery is sought or (b) the failure of the party from which
recovery is sought to honor its commitment hereunder.   NO LENDER PARTY SHALL
BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER
SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER
HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE  FOR ANY   SPECIAL,  PUNITIVE,
EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Borrower and the Lenders. Notwithstanding any to the contrary contained herein, each Lender and Borrower shall be bound by the terms of Section 9.11.

     9.11.   Confidentiality.
As  required  by federal law and Agent's policies  and  practices,
Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by Borrower and designated as confidential, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with the
Agent and each Lender's standard practice and procedures); (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 9.11 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance Governmental Authority, any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation relating to this Agreement or any other Loan Document to which Agent or such Lender is a party; (f) to any Affiliate of Agent, the Issuing Lender or any other Lender who may provide bank products to Borrower; or (g) that ceases to be confidential through no fault of Agent or any Lender; provided,  Agent  and each Lender will use reasonable efforts to provide notice to Borrower of the requested disclosure and give Borrower a reasonable opportunity to seek a protective order prior to delivering such confidential information unless doing so would be prohibited by law or subject Agent or such Lender to potential liability, sanctions or other adverse consequences. Neither Agent nor any Lender shall make any public announcement, advertisement, statement or communication regarding Borrower, its Affiliates (insofar as such announcement, advertisement, statement or communication relates to Borrower or the transactions contemplated hereby) or this Agreement of the transactions contemplated hereby without the prior written consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that notwithstanding the foregoing, Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     9.12.   Nonreliance
Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13.   Disclosure
Borrower and each Lender hereby (a) acknowledge and agree that Agent and/or its Affiliates from time to time may make other loans to or have other relationships with Borrower, and (b) waive any liability of Agent or such Affiliate to Borrower or any Lender, respectively, arising out of or resulting from such loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Agent or its Affiliates.

     9.14.     Customer Identification - USA Patriot Act Notice
Each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2004 (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or LaSalle, as applicable, to identify Borrower in accordance with the Act.


                                 ARTICLE X
                                 THE AGENT

     10.1.     Appointment; Nature of Relationship
LaSalle is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the

Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, and (b) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2.     Powers
The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3.     General Immunity
Neither the Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4.     No Responsibility for Loans, Recitals, etc
Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender;
(c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default;
(e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or of any of Borrower's Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity as a Lender).

     10.5.     Action on Instructions of Lenders
The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6.     Employment of Agents and Counsel
The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7.     Reliance on Documents; Counsel
The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.     Agent's Reimbursement and Indemnification
The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9.     Notice of Default
The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10.    Rights as a Lender
In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its

Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any Subsidiary in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11.    Lender Credit Decision
Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12.    Successor Agent
The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of Borrower (which consent shall not be unreasonably withheld), on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13.     Agent's Fee
Borrower agrees to pay to the Agent, for its own account, the fees agreed to by Borrower and the Agent pursuant to that certain fee letter agreement dated as of even date herewith, or as otherwise agreed from time to time.

     10.14.    Delegation to Affiliates
Borrower and the Lenders agree that the Agent may delegate any  of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15.    Issuing Lender
The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this
Article X, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.


                                ARTICLE XI
                         SETOFF; RATABLE PAYMENTS

     11.1.     Setoff
In  addition  to,  and without limitation of, any  rights  of  the
Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of Borrower may, to the fullest extent permitted by law, be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due. Notwithstanding the above, this right of setoff shall not apply to any deposits held by Borrower or a Subsidiary in a fiduciary or custodial capacity. Agent and each Lender shall use reasonable efforts to notify Borrower of any such set-off and application; provided, that failure to do so shall not affect the validity of such set-off and application or the rights of Agent or any Lender with respect thereto.

     11.2.     Ratable Payments
If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans or, in the alternative, to submit such overpayment received by such Lender to Agent for application by Agent to the other

Lenders such that each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to the Obligations of Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loans.

                               ARTICLE XII
             BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1.     Successors and Assigns
The  terms and provisions of the Loan Documents shall  be  binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that (a) Borrower shall not have the right to assign its rights or obligations under the Loan Documents and
(b)  any  assignment  by  any  Lender  must  be  made  in  compliance  with
Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2.  Participations.
            12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest, right and/or obligation of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the Interest Rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

     12.2.3 Benefit of Setoff. Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.  Assignments.

            12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time a ssign to one or more banks or other Persons ("Purchasers") all or any portion of such Lender's Loans and Commitments, with the prior written consent of the Agent, the Issuing Lender, as applicable, and, so long as no Default exists and is continuing, Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Borrower and the Agent shall be entitled to continue to deal solely and directly with such
Lender  in connection  with  the  interests so assigned until  the  Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit B hereto (a "Notice of Assignment") executed, delivered and fully completed by the applicable parties thereto and a
processing fee of  $3,500.    Each such assignment shall (unless (x) each of
Borrower and the Agent otherwise consents or (y) the proposed Purchaser is already a Lender) be in an amount not less than the lesser of (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Loans and Commitments (calculated as at the date of such assignment). No assignment may be made to any Person if at the time of such assignment Borrower would be obligated to pay any greater amount under Section 3.5 to the Purchaser than Borrower is then obligated to pay to the assigning Lender under such Section (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 12.3.1 shall be treated as the sale of a participation under Section 12.2.1. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within ten (10) Business Days after notice thereof.

           12.3.2 Effect; Effective Date. Upon (a) delivery to the Agent of a Notice of Assignment, together with any consents required by Section 12.3.1, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of

Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transfer or Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.3.3    [Intentionally Omitted].

     12.4.  Dissemination of Information
Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided, that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5.     Tax Treatment
If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d). The loans extended under this Agreement (including the principal amount and interest) are registered obligations and the right, title and interest of any Lender or its assignees in and to such loans shall be transferable only upon notation of such transfer in the Register. This Section 12 shall be construed so that such loans and obligation thereunder are at all times maintained in "registered form" within the meaning of Sections 163(f) of the Code and any related regulations (or any relevant or successor provisions of the Code or such regulations).

                               ARTICLE XIII
                                  NOTICES

     13.1.     Notices
Except  as  otherwise permitted by Section 2.15  with  respect  to
telephonic   Borrowing   Notices,   all   notices,   requests   and   other
communications  to  any  party hereunder shall  be  in  writing  (including
electronic   transmission   (which   shall   include   e-mail),   facsimile
transmission or similar writing) and shall be given to such party:  (x)  at its address or facsimile number set forth on the signature pages hereof, or
(y) at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and Borrower in accordance with  the  provisions of this Section 13.1.  Each such notice,
request  or other   communication  shall  be  effective  (a)  if  given  by
facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (b) if given by mail, 48 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Agent under Article II shall not be effective until received.

     13.2.     Change of Address
Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                ARTICLE XIV
                               COUNTERPARTS

This Agreement may be executed in any number of original counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such original counterpart. This Agreement may also be executed in any number of e-mailed counterparts, all of which taken together shall constitute one agreement, even if printed separately from different print servers, and any of the parties hereto may execute this Agreement by signing any such e-mailed counterpart. This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                ARTICLE XV
       CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1.     CHOICE OF LAW
THIS  AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE  A  CONTRACT
MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN 735 ILCS 105/5-5).

     15.2.     FORUM SELECTION AND CONSENT TO JURISDICTION
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY

PERSONAL  SERVICE  WITHIN OR WITHOUT THE STATE OF  ILLINOIS.   BORROWER
HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     15.3.     WAIVER OF JURY TRIAL
EACH OF BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.





               [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                         BORROWER:

                         OHIO CASUALTY CORPORATION


                         By:
                             -------------------------------
                         Name:  A. Larry Sisk
                         Title: Vice President and Treasurer

                                Address:    9450 Seward Road
                                            Fairfield,  Ohio  45014
                                Attention:  A. Larry Sisk
                                Telephone:  (513) 603-2174
                                Telecopy:   (513) 682-5708

Commitments

$32,500,000              LASALLE BANK NATIONAL ASSOCIATION,
                         as a Lender and as Agent

                        By:
                            ---------------------------------
                        Name:  Brandon S. Allison
                        Title: Vice President

                               Address:    135 South LaSalle Street
                                           Chicago, Illinois 60603
                               Attention:  Brandon S. Allison
                               Telephone:  (312) 904-6324
                               Telecopy:   (312) 904-6189

$32,500,000              BANK OF AMERICA, N.A., as a Lender


                         By:
                             ----------------------------------
                         Name:
                               --------------------------------
                         Title:
                                -------------------------------
                                Address:    901 Main Street, 64th Floor
                                      f      Dallas, Texas  75202
                                Attention:  Jamie Fox
                                Telephone:  (214) 209-9389
                                Telecopy:   (214) 209-3742

$15,000,000              FIRST FINANCIAL BANK, NATIONAL ASSOCIATION,
                         as  a  Lender

                         By:
                             -------------------------------------
                         Name:  Daniel G. Griesinger
                         Title:   First Vice President

                                 Address:    300 High Street, P.O. Box 476
                                             Hamilton, Ohio  45012-0476
                                 Attention:  Daniel G. Griesinger
                                 Telephone:  (513) 867-4967
                                 Telecopy:   (513) 867-4515


$22,500,000              WELLS  FARGO  BANK,  NATIONAL  ASSOCIATION,
                         as  a  Lender

                         By:
                             --------------------------------------

                         Name:
                               ------------------------------------

                         Title:
                                -----------------------------------



                         By:
                             --------------------------------------

                         Name:
                               ------------------------------------

                         Title:
                                -----------------------------------


                                 Address:     230 West Monroe, Suite 2900
                                              Chicago, Illinois  60606
                                 Attention:   Todd Doddridge
                                 Telephone:   (312) 781-0722
                                 Telecopy:    (312) 845-8606


$22,500,000              U.S. BANK, N.A., as a Lender


                         By:
                             --------------------------------------

                         Name:
                               ------------------------------------

                         Title:
                                -----------------------------------

                                 Address:     425 Walnut Street, 8th Floor
                                              Cincinnati, Ohio  45202
                                 Attention:   Richard Popp
                                 Telephone:   (513) 632-2013
                                 Telecopy:    (513) 632-2068

____________
$125,000,000   Aggregate Commitment